Exhibit 99.1
News Release Dated March 7, 2006
News from UTi

Contacts:

Lawrence R. Samuels Senior Vice President, Chief Financial Officer UTi Worldwide Inc. 310.604.3311	Angie Yang PondelWilkinson Inc. 310.279.5980 investor@pondel.com
UTi WORLDWIDE ANNOUNCES THREE-FOR-ONE STOCK SPLIT
— Company Moves Forward with Initiatives in Preparation for Next Phase of Growth —
Rancho Dominguez, California – March 7, 2006 – UTi Worldwide Inc. (NASDAQ NM:UTIW) today announced that its board of directors has declared a three-for-one split of the company’s ordinary shares. Shareholders of record as of the close of business on March 17, 2006 will receive two additional shares for each one share held on the record date. UTi’s transfer agent, Computershare Trust Company, Inc., will distribute the additional shares on or about March 27, 2006. The stock split will increase the number of shares outstanding from approximately 31.7 million shares to approximately 95.2 million shares.
“The board’s decision to split the stock is in recognition of the significant appreciation in UTi’s stock price since the company’s initial public offering in the U.S. in November 2000,” said Roger I. MacFarlane, chief executive officer of UTi Worldwide. “With our market capitalization now exceeding $3 billion, we believe this split will provide additional liquidity and enhance the attractiveness of the stock to a broader investor group.
“This decision also underscores the board’s confidence in the long-term prospects of UTi,” MacFarlane said. “As we enter the final four quarters of our five-year NextLeap journey toward global integrated logistics, we are preparing for our next five-year plan by moving forward with certain initiatives to support our growth after NextLeap.”
UTi expects to incur additional expenses associated with these initiatives, including gaining scale in freight forwarding by capitalizing on the industry consolidations, along with the migration of its operational freight forwarding systems into a single global operating platform. Set-up and implementation expenses are also expected to be incurred as we accelerate the replication of our specialized business models around the world.
“While we expect these initiatives to temper our performance in the near term, we believe they will help position UTi to maximize our growth prospects for ’life after NextLeap,’” MacFarlane said.
About UTi Worldwide
UTi Worldwide Inc. is an international, non-asset based global integrated logistics company providing air and ocean freight forwarding, contract logistics, customs brokerage and other supply chain management services. The company serves a large and diverse base of global and local companies, including customers operating in industries with unique supply chain requirements such as the pharmaceutical, apparel, chemical, automotive and technology industries. The company seeks to use its global network, proprietary information technology systems, relationships with transportation providers and expertise in outsourced logistics services to deliver competitive advantage to each of its customers’ global supply chains.

Safe Harbor Statement
Certain statements in this news release may be deemed to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The company intends that all such statements be subject to the “safe-harbor” provisions contained in those sections. Such statements may include, but are not limited to, the specific timing of the distribution of the company’s additional shares, the number of shares outstanding after the split, the ability of a split to effect greater liquidity and attention from different investment groups, the company’s ability to benefit from the recent recruitment of seasoned managers, the company’s ability to successfully integrate its operational freight forwarding systems into a single global operating platform, the company’s ability to replicate the IHD business model and the development of successful launch of a subsequent long-term growth strategy. Many important factors may cause the company’s actual results to differ materially from those discussed in any such forward-looking statements, including a challenging operating environment; increased competition; the effects of increasing fuel prices, integration risks associated with acquisitions; the effects of changes in foreign exchange rates; changes in the company’s effective tax rates; industry consolidation making it more difficult to compete against larger companies; general economic, political and market conditions, including those in Africa, Asia and Europe; risks of international operations; the success and effects of new strategies, disruptions caused by epidemics, conflicts, wars and terrorism; and the other risks and uncertainties described in the company’s filings with the Securities and Exchange Commission. Although UTi believes that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate and, therefore, there can be no assurance that the results contemplated in forward-looking statements will be realized. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by UTi or any other person that UTi’s objectives or plans will be achieved. The historical results achieved by the company are not necessarily indicative of its future prospects. UTi undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
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